EXHIBIT 5.1





                       CONSENT OF INDEPENDENT ACCOUNTANTS



The Sponsors and Trustee of
Corporate Income Fund,
Intermediate Term Series-55, Defined Asset Funds:



We hereby consent to the use in this Registration Statement No. 33-59367 of our opinion dated October 12, 1995, relating to the Statement of Condition of Corporate Income Fund, Intermediate Term Series-55, Defined Asset Funds and to the reference to us under the heading "Auditors" in the Prospectus which is a part of this Registration Statement.




DELOITTE & TOUCHE, LLP
New York, N.Y.
October 12, 1995